UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-192268	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 701
Dallas, Texas 75219

(Address of Principal Executive Offices)

(Zip Code)

(214) 252-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 16, 2014, RSP Permian, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company and the Selling Stockholders, and purchase by the Underwriters, of an aggregate of 20,000,000 shares of Common Stock at a price to the public of $19.50 per share ($18.37875 per share net of underwriting discounts and commissions). Of the 20,000,000 shares of Common Stock, 9,225,000 are being sold by the Company and 10,775,000 are being sold by the Selling Stockholders. Pursuant to the Underwriting Agreement, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an aggregate of 3,000,000 additional shares of Common Stock held by the Selling Stockholders to cover over-allotments. The material terms of the Offering are described in the prospectus, dated January 17, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 17, 2014, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-192268), initially filed by the Company on November 12, 2013.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Selling Stockholders received official notice of exercise of each of the Underwriters’ options to purchase the full 3,000,000 of additional shares of Common Stock on January 17, 2014, which is expected to close simultaneously with the Offering. The Offering is expected to close on January 23, 2014, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $166.0 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Company intends to use the net proceeds of the Offering to fully repay its term loan, make cash payments to certain existing investors as partial consideration for the properties contributed to the Company by such persons, pay cash bonuses to certain of the Company’s employees, reduce outstanding borrowings under its revolving credit facility and fund a portion of its capital expenditure plan. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they have received, and may in the future receive, customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the Company’s term loan and revolving credit facility and will therefore receive their respective share of repayment by the Company of amounts outstanding under Company’s term loan and revolving credit facility from the Company’s net proceeds to be received from the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

The description of the RSP Permian, Inc. 2014 Long-Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

On January 16, 2013, the Board of Directors of the Company (the “Board”) adopted the LTIP (as defined above) for the purpose of providing compensatory awards to employees, consultants and directors of the Company and its affiliates. The LTIP provides for the grant of all or any of the following components: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) bonus stock, (6) dividend equivalents, and (7) other stock-based awards, performance awards and annual incentive awards. Subject to adjustment in accordance with the LTIP, 10,000,000 shares of Common Stock have been reserved for issuance pursuant to awards under the LTIP. Common Stock subject to an award that is canceled, forfeited, settled in cash or otherwise terminated, or withheld to satisfy exercise prices or tax withholding obligations, will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or an alternative committee appointed by the Board.

With respect to LTIP awards that are intended to comply with the rules of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the award will be designed using certain predetermined performance goals, as set forth in the LTIP.  In any single calendar year, an eligible employee that is also a “covered employee” under Section 162(m) of the Code may not receive awards pursuant to the LTIP that relate to more than 500,000 shares of Common Stock, or which have a value in excess of $6,000,000.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is incorporated by reference as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of January 16, 2014, by and among RSP Permian, Inc., the Selling Stockholders named therein, and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

10.1	RSP Permian, Inc. 2014 Long-Term Incentive Plan, effective as of January 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN INC.

	By:	/s/ Scott McNeill
Scott McNeill
Chief Financial Officer and Director

Dated: January 22, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of January 16, 2014, by and among RSP Permian, Inc., the Selling Stockholders named therein, and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

10.1	RSP Permian, Inc. 2014 Long-Term Incentive Plan, effective as of January 16, 2014.